Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

VERSANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California	94-3079392
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Versant Corporation

6539 Dumbarton Circle

Fremont, CA  94555

(Address of Principal Executive Offices, including Zip Code)

Versant Corporation 2005 Equity Incentive Plan

Versant Corporation 2005 Directors Stock Option Plan

Versant Corporation 2005 Employee Stock Purchase Plan

(Full Title of the Plans)

Jochen Witte

President, Chief Executive Officer and Chief Financial Officer

VERSANT CORPORATION

6539 Dumbarton Circle

Fremont, California  94555

(510) 789-1500

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kenneth A. Linhares, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California  94041

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, no par value
To be issued under the 2005 Equity Incentive Plan	455,685	$5.57	(2)	$2,538,165.45	(2)	$271.59
To be issued under the 2005 Directors Stock Option Plan	49,000	$5.57	(2)	$272,930.00	(2)	$29.21
To be issued under the 2005 Employee Stock Purchase Plan	44,743	$4.74	(3)	$212,081.82	(3)	$22.70

Total	549,428	N/A		N/A		$323.50

(1)          Each share number in this column has been adjusted to give effect to the 1-for-10 reverse split of the Registrant’s Common Stock that became effective on August 22, 2005.  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under Registrant’s 2005 Equity Incentive Plan, 2005 Directors Stock Option Plan, or 2005 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)          Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Capital Market on December 20, 2005 ($5.57).

(3)          Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq Capital Market on December 20, 2005, ($4.74) multiplied by 85%, which is the percentage of the market price per share at which purchases of shares are made under Registrant’s 2005 Employee Stock Purchase Plan.

VERSANT CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the ”Commission”), are incorporated by reference in this Registration Statement and made a part hereof:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 filed with the Commission on February 15, 2005 (as amended by Forms 10-K/A filed on February 28, 2005 and May 12, 2005);

(b)   All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)   The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, attorneys of Fenwick & West LLP beneficially own an aggregate of approximately 70 shares of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

Section 317 of the California Code authorizes a court to award, or a corporation’s board of directors, to grant indemnity to directors and officers in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s Amended and Restated Articles of Incorporation (the “Articles”) include a provision that eliminates the liability of the Registrant’s directors for monetary damages to the fullest extent permissible under California law (the “Exculpation Provision”). This elimination of liability has no effect on a director’s liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the “California Code”) concerning contracts or transactions between the Registrant and a director, or (vii) under Section 316 of the California Code concerning directors’ liability for improper dividends, loans and guarantees. This Exculpation Provision in the Articles does not extend to acts or omissions of a director in his capacity as an officer and will not affect the availability of injunctions and other equitable remedies available to the Registrant’s shareholders for any violation of a director’s fiduciary duty to the Registrant or its shareholders.

The Articles also authorize the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant’s Bylaws provide that the Registrant shall indemnify and advance expenses to its directors and officers to the fullest extent permissible under California law, subject to certain exceptions. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Registrant’s Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. The Registrant has entered into indemnity agreements with all of its directors and officers providing the maximum indemnification permitted by law, subject to certain exceptions.  These agreements, together with the Registrant’s Bylaws and Articles, may require the Registrant, among other things, to indemnify these directors or officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as such expenses are incurred (provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.03	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see signature page).

99.01	Registrant’s 2005 Equity Incentive Plan

99.02	Forms of Stock Option Agreements and Stock Option Exercise Agreements under Registrant’s 2005 Equity Incentive Plan

99.03	Registrant’s 2005 Directors Stock Option Plan

99.04	Forms of Stock Option Grants and Stock Option Exercise Agreements under Registrant’s 2005 Directors Stock Option Plan

99.05	Registrant’s 2005 Employee Stock Purchase Plan

99.06	Forms of Enrollment Form and Subscription Agreement under Registrant’s 2005 Employee Stock Purchase Plan

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jochen Witte and Josef Rashty, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 22nd day of December, 2005.

VERSANT CORPORATION

By:	/s/ Jochen Witte
Jochen Witte
President, Chief Executive Officer and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer:
	President, Chief Executive Officer and	December 22, 2005
/s/ Jochen Witte	Chief Financial Officer
Jochen Witte

Additional Directors:

/s/ Uday Bellary	Director	December 22, 2005
Uday Bellary

/s/ William Henry Delevati	Chairman of the Board and Director	December 22, 2005
William Henry Delevati

/s/ Herbert May	Director	December 22, 2005
Herbert May

/s/ Bernhard Woebker	Director	December 22, 2005
Bernhard Woebker

EXHIBIT INDEX

Exhibit No.	Description

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.03	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see signature page).

99.01	Registrant’s 2005 Equity Incentive Plan

99.02	Forms of Stock Option Agreements and Stock Option Exercise Agreements under Registrant’s 2005 Equity Incentive Plan

99.03	Registrant’s 2005 Directors Stock Option Plan

99.04	Forms of Stock Option Grants and Stock Option Exercise Agreements under Registrant’s 2005 Directors Stock Option Plan

99.05	Registrant’s 2005 Employee Stock Purchase Plan

99.06	Forms of Enrollment Form and Subscription Agreement under Registrant’s 2005 Employee Stock Purchase Plan